                                                         Exhibit 1-A(8)(a)(6)


                AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT AMONG
                        VARIABLE INSURANCE PRODUCTS FUND
                        FIDELITY DISTRIBUTORS CORPORATION
                                       and
                  THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY

      WHEREAS, THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY (the "Company"), VARIABLE INSURANCE PRODUCTS FUND (the "Fund") and FIDELITY DISTRIBUTORS CORPORATION have previously entered into a Participation Agreement (the "Agreement") containing certain arrangements concerning prospectus costs; and

      WHEREAS, the Trustees of the Fund have approved certain changes to the expense structure of the Fund; and

      NOW, THEREFORE, the parties do hereby agree to amend the Agreement by substituting the following arrangement in place of any inconsistent language in the Participation Agreement, wherever found:

      1. The Fund will provide to the Company each year, at the Fund's cost, such number of prospectuses and Statements of Additional Information as are actually distributed to the Company's then-existing variable life and/or variable annuity contract owners.

      2. If the Company takes camera-ready film or computer diskettes containing the Fund's prospectus and/or Statement of Additional Information in lieu of receiving hard copies of these documents, the Fund will reimburse the Company in an amount computed as follows. The number of prospectuses and Statements of Additional Information actually distributed to existing contract owners by the Company will be multiplied by the Fund's actual per-unit cost of printing the documents.

      3. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund in order to verify that the prospectuses and Statements of Additional Information provided to the Company, or the reimbursement made to the Company, are or have been used only for the purposes set forth hereinabove.

      IN WITNESS WHEREOF we have set our hand as of the 18 day of January, 1995.


THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY

BY:    __________________________________
       Robert M. Beuerlein
       Senior Vice President--Actuarial


VARIABLE INSURANCE PRODUCTS FUND       FIDELITY DISTRIBUTORS CORPORATION

By:    ______________________________  By: _______________________________
        J. Gary Burkhead                    Kurt A. Lange